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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 3, 1996
(except Note 7, as to which the date is January   , 1997), in Amendment No. 2 to
the Registration Statement (Form S-1 No. 333-11341) and related Prospectus of Cerus Corporation for the registration of 2,300,000 shares of its common stock.



                                                    Ernst & Young, LLP


Walnut Creek, California


     The foregoing consent is in the form that will be signed upon the completion of the stock split as described in Note 7 to the financial statements.



                                                /s/ ERNST & YOUNG, LLP


Walnut Creek, California

January 7, 1997